EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Joy Global Inc. International Employee Stock Purchase Plan of our reports dated December 22, 2011, with respect to the consolidated financial statements and schedule of Joy Global Inc. and the effectiveness of internal control over financial reporting of Joy Global Inc. included in its Annual Report on Form 10-K for the year ended October 28, 2011, filed with the Securities and Exchange Commission.

/s/Ernst& Young LLP

Milwaukee, Wisconsin
August 6, 2012